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                                                                    EXHIBIT 99.1

                          AMENDMENT TO RIGHTS AGREEMENT

        AMENDMENT, dated as of July 25, 2000, to the Right Agreement, dated as of June 21, 1996 (the "Rights Agreement") between Knight-Ridder, Inc., a Florida corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

                              W I T N E S S E T H:

        WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

        WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to amend the Rights Agreement as set forth herein; and

        WHEREAS, pursuant to Section 28 of the Rights Agreement, the Company and the Rights Agent may, if the Company so directs, amend the Rights Agreement from time to time in accordance with the provisions of such Section 28; and

        WHEREAS, all actions necessary to make this Amendment a valid agreement, enforceable according to its terms have been taken and the execution and delivery of this Agreement by the Company and the Rights Agent have been in all respects duly authorized by the Company;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

        1.(a) Amendment of Section 1. The definition of "Continuing Director" set forth in Section 1(h) of the Rights Agreement shall be replaced with the following:

                "(h) (Intentionally deleted)."

        (b) Amendment of Section 7. The phrase "a majority of the Continuing Directors" in Section 7(e) shall be replaced with the phrase "the Board of Directors of the Company".

        (c) Amendment of Section 11. The phrase "a majority of the Continuing Directors" in Section 11(a)(ii)(C) shall be replaced with the phrase "the Board of Directors of the Company".

        (d) Amendment of Section 13. The phrase "a majority of the Continuing Directors" in Section 13(e) shall be replaced with the phrase "the Board of Directors of the Company".

        (e) Amendment of Section 23. The phrase "a majority of the Continuing Directors"



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in Section 23(b) shall be replaced with the phrase "the Board of
Directors of the Company".


        (f) Amendment of Section 24. The phrase "; provided, however, that if the Board of Directors authorizes redemption of the Rights as of or after the time an Acquiring Person becomes such, there must be Continuing Directors then in office and such redemption must be approved by a majority of such Continuing Directors based on their determination that such redemption is in the best interest of the Company and all its stockholders (other than the Acquiring Person and its Associates and Affiliates)" in the first sentence of Section 24(a) shall be deleted.

        (g) Amendment of Section 28. The last sentence of Section 28 shall be replaced with the following:

        "Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price."

        2. This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        3. Except as expressly provided in this Amendment, all provisions of the Rights Agreement shall continue in full force and effect.

        4. This Amendment may be executed in one or more counterparts all of which shall be considered one and the same instrument and shall become effective as of the date hereof when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

                                       KNIGHT-RIDDER, INC.


                                       By:         /s/ ROSS JONES
                                          ---------------------------------
                                       Name:  Ross Jones
                                       Title:  Senior Vice President/Finance

                                       CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                       By:        /s/ DUANE KNUTSON
                                          ---------------------------------
                                       Name:  Duane Knutson
                                       Title:  Assistant Vice President



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